Exhibit 22.1
OCZ Technology Group, Inc.
ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS
The undersigned, being holders of outstanding shares of OCZ Technology Group, Inc., a Delaware corporation (the “Company”), do by this written Action consent to and adopt the following resolutions in lieu of a meeting, pursuant to Section 228 of the Delaware General Corporation Law, effective as of the date written below for all purposes:
Amended and Restated Certificate of Incorporation; Reverse Stock Split
RESOLVED, that it is in the best interests of the Company and its stockholders to amend and restate the Company’s Certificate of Incorporation to, among other things, effect a 2.5-for-1 reverse stock split of all of the Company’s outstanding shares (the “Reverse Stock Split”), all as described in the Fourth Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit A (the “Restated Certificate”);
RESOLVED FURTHER, that upon filing of the Restated Certificate with Delaware Secretary of State, each two-and-a-half (2.5) shares of the Company’s issued and outstanding shares immediately prior to such filing will automatically be combined into one (1) share without any further action by the Company or stockholders, but that any fractional shares otherwise issuable shall not be issued and instead such stockholder shall receive a payment equal to the fraction otherwise issuable multiplied by the fair market value of the Company’s Common Stock on the date of the filing of the Restated Certificate; and
RESOLVED FURTHER, that the Reverse Stock Split and the Restated Certificate are hereby adopted and approved.
This Action may be signed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. A facsimile signature page will be deemed an original.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date written below.

Date: September __, 2009	STOCKHOLDER:

Name of Stockholder

Signature of Authorized Signatory

Name and Title of Authorized Signatory
Signature Page

Exhibit A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Exhibit A